Old Westbury Funds, Inc.

                            DISTRIBUTION AGREEMENT


                  AGREEMENT made this 30th day of September, 1996, by and between Old Westbury Funds, Inc. (the "Fund"), a Maryland
Corporation, and EDGEWOOD SERVICES, INC. ("Edgewood"), a New York
Corporation.

                  In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. The Fund hereby appoints Edgewood as its agent to sell and distribute shares of the Fund which may be offered in one or more series (the "Funds") consisting of one or more classes (the "Classes") of shares (the "Shares"), as described and set forth on one or more exhibits to this Agreement, at the current offering price thereof as described and set forth in the current Prospectuses of the Fund. Edgewood hereby accepts such appointment and agrees to provide such other services for the Fund, if any, and accept such compensation from the Fund, if any, as set forth in the applicable exhibits to this Agreement. The Agreement is being entered into pursuant to the Distribution and Service Plan (the "Plan") adopted by the Fund on behalf of each portfolio series in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

2. The sale of any Shares may be suspended whenever in the judgment of the Board of Directors of the Fund it is in its best interest to do so and upon notice of such suspension.

3. Neither Edgewood nor any other person is authorized by the Fund to give any information or to make any representation relative to any Shares other than those contained in the Registration Statement, Prospectuses, or Statements of Additional Information ("SAIs") filed with the Securities and Exchange Commission, as the same may be amended from time to time, or in any supplemental information to said Prospectuses, or SAIs approved in writing by the Fund. Edgewood agrees that any other information or representations other than those specified above which it or any dealer or other person who purchases Shares through Edgewood may make in connection with the offer or sale of Shares shall be made entirely without liability on the part of the Fund. No person or dealer, other than Edgewood, is authorized to act as agent for the Fund for any purpose without the prior written consent of the Fund. Edgewood

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         agrees that, in offering or selling Shares as agent of the Fund, it will, in all respect, duly conform to all applicable state and federal laws and the rules and regulations of the National Association of Securities Dealers, Inc., including its Rules of Fair Practice. Edgewood will submit to the Fund copies of all sales literature before using the same and will not use such sales literature if disapproved by the Fund.

4. This Agreement is effective with respect to each Class as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Class presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial term of this Agreement for one year from the date set forth above, and thereafter for successive periods of one year if such continuance is approved at least annually by the Directors of the Fund including a majority of the members of the Board of Directors of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of any Distribution and Service Plan relating to the Fund or in any related documents to such Plan ("Disinterested Directors") cast in person at a meeting called for that purpose. If a Class is added after the first annual approval by the Directors as described above, this Agreement will be effective as to that Class upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Agreement by the Directors and thereafter for successive periods of one year, subject to approval as described above.

5. This Agreement may be terminated with regard to a particular Fund or Class at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Directors or by a majority of the outstanding voting securities of the particular Fund or Class on not more than sixty (60) days' written notice to any other party to this Agreement. This Agreement may be terminated with regard to a particular Fund or Class by Edgewood on sixty (60) days' written notice to the Fund.

6. This Agreement may not be assigned by Edgewood and shall automatically terminate in the event of an assignment by Edgewood as defined in the 1940 Act, provided, however, that Edgewood may employ such other person, persons, corporation or corporations at its cost and expense as it shall determine in order to assist it in carrying out its duties under this Agreement.

7. Edgewood shall not be liable to the Fund for anything done or omitted by it, except acts or omissions involving willful

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         misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed by this Agreement.

8. This Agreement may be amended at any time by mutual agreement in writing of all the parties hereto, provided that such amendment is approved by the Directors of the Fund including a majority of the Disinterested Directors of the Fund cast in person at a meeting called for that purpose.

9. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

10.      (a)      Subject to the conditions set forth below, the Fund
                  agrees to indemnify and hold harmless Edgewood and each person, if any, who controls Edgewood within the meaning of Section 15 of the Securities Act of 1933 and
                  Section 20 of the Securities Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectuses or SAIs (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Fund about Edgewood by or on behalf of Edgewood expressly for use in the Registration Statement, any Prospectuses and SAIs or any amendment or supplement thereof.

                  If any action is brought against Edgewood or any controlling person thereof with respect to which indemnity may be sought against the Fund pursuant to the foregoing paragraph, Edgewood shall promptly notify the Fund in writing of the institution of such action and the Fund shall assume the defense of such action, including the employment of counsel selected by the Fund and payment of expenses. Edgewood or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Edgewood or such controlling person unless the employment of such counsel shall have been authorized in writing by the Fund in connection with the defense of such action or the Fund shall not have employed counsel to have charge of the defense of such action,

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                  in any of which events such fees and expenses shall be borne by the Fund. Anything in this paragraph to the contrary notwithstanding, the Fund shall not be liable for any settlement of any such claim of action effected without its written consent. The Fund agrees promptly to notify Edgewood of the commencement of any litigation or proceedings against the Fund or any of its officers or Directors or controlling persons in connection with the issue and sale of Shares or in connection with the Registration Statement, Prospectuses, or SAIs.

         (b) Edgewood agrees to indemnify and hold harmless against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) the Fund, each of its Directors, each of its officers who have signed the Registration Statement and each other person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, but only with respect to statements or omissions, if any, made in the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof in reliance upon, and in conformity with, information furnished to the Fund about Edgewood by or on behalf of Edgewood expressly for use in the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof. In case any action shall be brought against the Fund or any other person so indemnified based on the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof, and with respect to which indemnity may be sought against Edgewood, Edgewood shall have the rights and duties given to the Fund, and the Fund and each other person so indemnified shall have the rights and duties given to Edgewood by the provisions of subsection (a) above.

         (c) Nothing herein contained shall be deemed to protect any person against liability to the Fund or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

         (d) Insofar as indemnification for liabilities may be permitted pursuant to Section 17 of the Investment Company Act of 1940, as amended, for Directors,

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                  officers, Edgewood and controlling persons of the Fund by the
                  Directors pursuant to this Agreement, the Fund is aware of the position of the Securities and Exchange Commission as set forth in the Investment Company Act Release No.IC-11330. Therefore, the Fund undertakes that in addition to complying with the applicable provisions of this Agreement, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made unless, in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Disinterested Directors, or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence or reckless regard of duties. The Fund further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an officer, Directors, Edgewood or controlling person of the Fund will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the Fund is insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of non-party Disinterested Directors or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.

11. If at any time the Shares of any Fund are offered in two or more Classes, Edgewood agrees to adopt compliance standards as to when a class of shares may be sold to particular investors.

12. This Agreement will become binding on the parties hereto upon the execution of the attached exhibits to the Agreement.

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                                   Exhibit A
                                    to the
                            Distributor's Contract

                           OLD WESTBURY FUNDS, INC.
                                   Fund Name
                               Class Share Name

                  In consideration of the mutual covenants set forth in the Distributor's Contract dated September 30, 1996 between Old Westbury Fund and Edgewood Services, Inc., Old Westbury Funds, Inc. executes and delivers this Exhibit on behalf of Fund Name, and with respect to the Class Share Name thereof, first set forth in this Exhibit.

                  Witness the due execution hereof this __ day of --------, ----.

ATTEST:                                   OLD WESTBURY FUNDS, INC.



-----------------------------------       By:------------------------------
                        Secretary                                 President

(SEAL)


ATTEST:                                   EDGEWOOD SERVICES, INC.



-----------------------------------       By:------------------------------
                        Secretary                  Executive Vice President

(SEAL)

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



                                   Exhibit B
                            Distribution Agreement
                           OLD WESTBURY FUNDS, INC.
               Old Westbury International Fund (the "Portfolio")



                  The following provisions are hereby incorporated and
made part of the Distribution Agreement dated the     day of
1996, between Old Westbury Funds, Inc., on behalf of the Portfolio, and Edgewood Services, Inc. ("ESI"):

                  1. The Portfolio hereby appoints ESI, as its agent, to offer, and to solicit offers to subscribe to, the unsold balance of shares of the series of common stock represented by the Portfolio as shall then be effectively registered under the 1933 Act ("Common Stock"). All subscriptions for shares of Common Stock obtained by ESI shall be directed to for acceptance and shall not be binding on the Portfolio until accepted by the Portfolio. ESI shall have no authority to make binding subscriptions on the Portfolio's behalf. The Portfolio reserves the right to sell shares of each series of Common Stock through other distributors or directly to investors through subscriptions received by the Portfolio at its principal office. The right given to ESI under this agreement shall not apply to any shares of Common Stock issued in connection with (1) the merger or consolidation of any other investment company with the Portfolio, (2) the Portfolio acquisition by purchase or other wise of all or substantially all of the assets or stock of any other investment company, or (3) the reinvestment in shares of Common Stock by Portfolio stockholders of dividends or other distributions or any other offering by the Fund of securities to its stockholders.

                  2. The Fund will also reimburse ESI in an amount not to exceed .10% per annum of the Portfolio's average daily net assets for ESI's costs incurred:

                          (i)   to compensate broker-dealers with whom ESI has
contracts for providing assistance in distributing shares of Common Stock; and

                         (ii)   to pay the cost of the preparation and printing
of brochures and other promotional materials, mailings to prospective shareholders, advertising, and other promotional activities, including the salaries and/or commissions of ESI and other sales personnel, and of printing and distributing the Portfolio's prospectus to prospective investors in connection with the distribution of its shares.

                  3. ESI may sell shares of Common Stock to or through qualified brokers, dealers and financial institutions under selling and servicing agreements provided that no dealer,

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financial institution or other person shall be appointed or authorized to act as the Portfolio's agent without its written consent. The Portfolio acknowledge that ESI as Distributor to the Portfolio pursuant to the Shareholder Servicing Agreement with the Portfolio may arrange for broker-dealers whose customers or clients are Portfolio shareholders (each a "Broker-Dealer") to enter into agreements with ESI as the Distributor pursuant to which the Broker-Dealers will be compensated directly by the Distributor for the performance of shareholder servicing and related administrative functions not performed by the Advisor or its Shareholder Servicing Agents, the Distributor, the Administrator or the Transfer Agent. Such payments will be made only pursuant to written agreements approved in form and substance by the Board of Directors to be entered into by the Distributor and the Broker-Dealers. It is recognized that the Portfolio shall have no obligation or liability to ESI, them or any Broker-Dealer for any such payments under the agreements with Broker-Dealers. The Portfolio's obligation is solely to make payments to the Advisor under the Advisory Agreement and the Shareholder Servicing Agreement and to the Distributor under the Shareholder Servicing Agreement.

                  4. Both the Portfolio and ESI will cooperate with each other in taking such action as may be necessary to qualify shares of common stock for sale under the securities laws of such states as the Portfolio may designate, provided, that ESI shall not be required to register as a broker-dealer or file a consent to service of process in any such state where you are not now so registered. Pursuant to an Advisory Agreement dated October 12, 1993 between the Portfolio and the Advisor, the Portfolio will pay all fees and expenses of registering shares of all series of Common Stock under the 1933 Act and of qualification of shares of all series of Common Stock, and to the extent necessary, qualification under applicable state securities laws. ESI will pay all expenses relating to its broker-dealer qualification.

                  5. ESI will prepare reports to the Board of Directors of the Fund on a quarterly basis showing amounts expended hereunder, including amounts paid to Brokers and the purpose of such payments.
                  In consideration of the mutual covenants set forth in the Distributor's Contract dated September 30, 1996 between Old Westbury Fund and Edgewood Services, Inc., Old Westbury Funds, Inc. executes and delivers this Exhibit on behalf of Fund Name, and with respect to the Class Share Name thereof, first set forth in this Exhibit.

                  Witness the due execution hereof this __ day of --------, ----.

ATTEST:                                   OLD WESTBURY FUNDS, INC.



-----------------------------------       By:------------------------------
                        Secretary                                 President

(SEAL)


ATTEST:                                   EDGEWOOD SERVICES, INC.



-----------------------------------       By:------------------------------
                        Secretary                  Executive Vice President

(SEAL)


427698.1
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